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                                                                    EXHIBIT 99.1

                       Banc One Credit Card Master Trust
                       Excess Spread Analysis - May 2002

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Series                                           1996-A
Deal Size                                       $500 MM
Expected Maturity                               4/15/03
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Yield                                            20.34%
Less: Coupon                                      2.27%
      Servicing Fee                               1.50%
      Net Credit Losses                           7.30%
Excess Spread:
      May-02                                      9.27%
      April-02                                    8.69%
      March-02                                    7.97%
Three Month Average Excess Spread                 8.64%

Delinquency:
      30 to 59 Days                               1.71%
      60 to 89 Days                               1.22%
      90+ Days                                    2.13%
      Total                                       5.06%

Payment Rate                                     12.91%

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